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                                                                EXHIBIT 23.02




             CONSENT OF KMPG PEAT MARWICK LLP, INDEPENDENT AUDITORS


The Board of Directors
Dravo Basic Materials Company, Inc.

The Board of Directors
Martin Marietta Materials, Inc.



         We consent to the incorporation by reference of our report dated February 10, 1995, relating to the consolidated financial statements of Dravo Basic Materials Company, Inc. and subsidiaries as of December 29, 1994 and for the period from January 1, 1994 through December 29, 1994, which report is incorporated by reference in this Annual Report on Form 10-K of Martin Marietta Materials, Inc. and in the Registration Statements on Form S-8 (registration no. 33-83516) and on Form S-3 (registration no. 33-99082) of Martin Marietta Materials, Inc.










                                                KMPG PEAT MARWICK LLP


New Orleans, Louisiana
March 20, 1997



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